SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))


                                 WATSCO, INC.
               (Name of Registrant as Specified in Its Charter)


                                  WATSCO, INC.
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

                                 WATSCO, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 2000

                               ----------------

To the Shareholders of Watsco, Inc.:


     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Watsco, Inc., a Florida corporation (the "Company"), will be held on Monday, June 5, 2000, at 9:00 A.M., Eastern Daylight Time, at the Hyatt Regency Hotel, 50 Alhambra Circle, Coral Gables, Florida, 33134, for the following purposes:


     (1) To elect three members to the Company's Board of Directors until the 2003 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;


     (2) To consider and act upon a proposal to ratify an amendment to the Company's Amended and Restated 1996 Qualified Employee Stock Purchase Plan; and



     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     The Board of Directors has fixed the close of business on April 7, 2000 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.


     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors



                                        BARRY S. LOGAN, Secretary


Coconut Grove, Florida
May 1, 2000


THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                                 WATSCO, INC.



                               ----------------
                                PROXY STATEMENT
                               ----------------

                    DATE, TIME AND PLACE OF ANNUAL MEETING


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.50 per share (the "Common Stock"), and the Company's Class B Common Stock, par value $.50 per share (the "Class B Common Stock"), for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Monday, June 5, 2000, at 9:00 A.M., Eastern Daylight Time, at the Hyatt Regency Hotel, 50 Alhambra Circle, Coral Gables, Florida, 33134, and at any adjournments or postponements thereof, pursuant to the enclosed Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock and Class B Common Stock on or about May 1, 2000. Shareholders should review the information provided herein in conjunction with the Company's 1999 Annual Report to Shareholders (the "1999 Annual Report") which accompanies this Proxy Statement. The complete mailing address of the Company's principal executive office is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.



                         INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation, therefore, in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING


     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:


     (1) To elect three members to the Company's Board of Directors until the 2003 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;


     (2) To consider and act upon a proposal to ratify an amendment to the Company's Amended and Restated 1996 Qualified Employee Stock Purchase Plan; and



     (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the respective nominees for director named below to be elected by the holders of Common Stock and by the holders of Class B Common Stock (see "Outstanding Voting Securities and Voting Rights"), and (b) in favor of all other proposals described in the Notice of Annual Meeting or as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.


OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on April 7, 2000, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 23,793,345 shares of Common Stock outstanding (representing 26,110,345 shares issued less 2,317,000 shares held in treasury) and 3,228,806 shares of Class B Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to three directors. Holders of Class B Common Stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to five directors. See "Election of Directors."


     The attendance, in person or by proxy, of the holders of Common Stock and Class B Common Stock representing a majority of the combined voting power of the outstanding shares of such stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock and Class B Common Stock, voting as separate classes shall be elected as directors. The affirmative vote of a majority of votes of Common Stock and Class B Common Stock present, in person or by proxy at the Annual Meeting and voting together as a single class, is required for the approval of any other matter that may be submitted to a vote of the Company's shareholders.


     As of the Record Date, the directors and executive officers of the Company and certain entities affiliated with such persons owned (i) Common Stock representing 5.5% of the outstanding shares of Common Stock, (ii) Class B Common Stock representing 79.1% of the outstanding shares of Class B Common Stock and (iii) 47.9% of the aggregated combined votes of Common Stock and Class B Common Stock entitled to be cast at the Annual Meeting. Such persons and entities have informed the Company that they intend to vote all of their shares of Common Stock and Class B Common Stock in favor of all proposals set forth in the Proxy Statement.


     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock and Class B Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. If less than a majority of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.


     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares, which are not represented at the Annual Meeting either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP


     The following table sets forth as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company who owns any such shares, (iii) each executive officer named in the Summary Compensation Table in "Executive Compensation", and (iv) all directors and executive officers as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law.



                                                                                     CLASS B                 COMBINED
                                                       COMMON STOCK              COMBINED STOCK          PERCENT OF VOTING
                                                   BENEFICIALLY OWNED(2)      BENEFICIALLY OWNED(2)        SECURITIES(2)
                                                  -----------------------   -------------------------   ------------------
NAME AND ADDRESS
OF BENEFICIAL OWNERS(1)                              SHARES      PERCENT       SHARES        PERCENT
------------------------------------------------- -----------   ---------   ------------   ----------
Shareholders owning more than 5% of any
 class of common stock:
Merrill Lynch Asset Management Group(3) .........  3,622,430       15.2%            --           --             6.5%
T. Rowe Price Associates, Inc.(4) ...............  3,322,599       14.0             --           --             5.9
Rheem Manufacturing Company(5) ..................  2,169,812        9.1             --           --             3.9
Dimensional Fund Advisors Inc.(6) ...............  1,369,412        5.8             --           --             2.4
Directors and executive officers:
Alna Capital Associates(7) ......................    250,277        1.1%     1,534,301         47.5%           27.8%
Albert H. Nahmad(8) .............................    718,872        3.0      4,078,319         81.8            56.0
Roberto Motta(9) ................................    261,615        1.1        139,723          4.3             3.0
Alan H. Potamkin(10) ............................    295,110        1.2         48,262          1.5             1.4
David B. Fleeman(11) ............................    277,129        1.2         43,586          1.3             1.3
Barry S. Logan(12) ..............................    179,699          *         33,333          1.0               *
Bob L. Moss(13) .................................     78,517          *             --           --               *
J. Ira Harris(14) ...............................     52,562          *             --           --               *
Paul F. Manley(15) ..............................     17,372          *          1,255            *               *
Cesar L. Alvarez(16) ............................     15,188          *             --           --               *
Ana M. Menendez(17) .............................      8,017          *             --           --               *
All directors and executive officers
 as a group (11 persons)(18) ....................  1,939,473        7.9%     4,344,477         86.6%           60.8%

----------------
 *   Less than 1%.

(1) Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.

(2) Although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion rights, and the Class B Common Stock is immediately convertible into Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Common Stock issuable upon conversion of the Company's Class B Common Stock.

(3) The address of Merrill Lynch Asset Management Group is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(4) These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purpose of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(5) The address of Rheem Manufacturing Company is 405 Lexington Avenue, 22nd Floor, New York, New York 10174.

(6) The address of Dimensional Funds Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) Alna Capital Associates ("Alna Capital") is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner and David B. Fleeman is a limited partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.

(8) Includes shares indicated as beneficially owned by Alna Capital. See footnote (7) above. The number of shares of Common Stock indicated also includes (i) 15,677 shares directly owned; (ii) 19,979 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (the "Profit Sharing Plan"); (iii) 12,469 shares owned by Mr. Nahmad's children; and (iv) 420,470 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Third Amended and Restated 1991 Stock Option Plan ("1991 Plan"). The number of shares of Class B Common Stock indicated also includes (i) 483,423 shares directly owned; (ii) 305,000 shares owned pursuant to Restricted Stock Agreements; and (iii) 1,755,595 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(9) The number of shares of Common Stock indicated includes (i) 254,865 shares owned by Republic Trading, Inc. ("Republic Trading") of which Mr. Motta is a principal and (ii) 6,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan and (iii). The number of shares of Class B Common Stock indicates shares owned by Republic Trading.

(10) The number of shares of Common Stock indicated includes (i) 117,975 shares directly owned; (ii) 91,425 shares owned by two trusts of which Mr. Potamkin is a trustee; (iii) 15,397 shares owned by Mr. Potamkin's spouse;
     (iv) 45,000 shares owned by Potamkin Manhattan Corporation of which Mr. Potamkin is a principal; and (v) 25,313 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicates shares directly owned.

(11) Excludes shares beneficially owned by Alna Capital. See footnote (7) above. The number of shares of Common Stock indicated includes (i) 44,294 shares directly owned; (ii) 203,552 shares owned by Fleeman Builders, a Florida partnership of which Mr. Fleeman is a General Partner; (iii) 6,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 22,533 shares owned by 3JG Trust of which Mr. Fleeman is a trustee. The number of shares of Class B Common Stock indicates shares owned by Fleeman Builders.

(12) The number of shares of Common Stock indicated includes (i) 450 shares directly owned; (ii) 88,750 shares owned pursuant to Restricted Stock Agreements; (iii) 4,358 shares owned pursuant to the Company's Amended and Restated 1996 Qualified Employee Stock Purchase Plan ("Stock Purchase Plan"); (iv) 1,016 shares owned pursuant to the Profit Sharing Plan; and
     (v) 33,750 and 51,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1983 Executive Stock Option Plan and 1991 Plan, respectively. The number of shares of Class B Common Stock includes shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(13) The number of shares of Common Stock indicated includes (i) 37,514 shares directly owned; (ii) 7,674 shares owned by Mr. Moss's spouse; and (iii) 33,329 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(14) The number of shares of Common Stock indicated includes (i) 32,500 shares owned by the J. Ira Harris Living Trust, of which Mr. Harris is a trustee; and (ii) 20,062 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(15) The number of shares of Common Stock indicated includes (i) 1,248 shares directly owned and (ii) 16,124 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicates shares directly owned.

(16) The number of shares of Common Stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(17) The number of shares of Common Stock indicated includes (i) 17 shares owned pursuant to the Profit Sharing Plan; (ii) 5,000 shares owned pursuant to a Restricted Stock Agreement; and (iii) 3,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(18) Includes shares beneficially owned by directors and executive officers, as described in footnotes (7) - (17).

                                      I.

                             ELECTION OF DIRECTORS


NOMINEES


     The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Upon election at the Annual Meeting, Messrs. Potamkin, Harris and Motta will serve terms expiring at the 2003 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.


     One director is to be elected at the Annual Meeting by the holders of Common Stock voting separately as a class. Mr. Potamkin has been nominated as a director to be elected by the holders of Common Stock and proxies will be voted for Mr. Potamkin absent contrary instructions. Mr. Potamkin was appointed as a director of the Company in 1994.


     Two directors are to be elected at the Annual Meeting by the holders of Class B Common Stock voting separately as a class. Messrs. Harris and Motta have been nominated as directors to be elected by the holders of Class B Common Stock and proxies will be voted for Messrs. Harris and Motta absent contrary instructions. Mr. Harris has served as a director of the Company since 1998 and Mr. Motta was appointed as a director in 1975.


     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


     The directors and executive officers of the Company are as follows:


NAME                   AGE    POSITION WITH THE COMPANY
-------------------   -----   ---------------------------------------
Albert H. Nahmad      59      Chairman of the Board and President
Barry S. Logan        37      Vice President - Finance and Secretary
Terrence E. Kelly     57      Vice President - Operations
Ana M. Menendez       35      Treasurer and Assistant Secretary
Cesar L. Alvarez      52      Director
David B. Fleeman      86      Director
J. Ira Harris         61      Director
Paul F. Manley        63      Director
Bob L. Moss           52      Director
Roberto Motta         86      Director
Alan H. Potamkin      51      Director

     ALBERT H. NAHMAD has served as Chairman of the Board and President of the Company since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is the principal voting shareholder of the Company.


     BARRY S. LOGAN has served as Chief Financial Officer and Secretary of the Company since 1997 and as Treasurer from 1996 to 1998. From 1992 to 1996, Mr. Logan served as the Controller of the Company. Prior to joining the Company, Mr. Logan was associated with the accounting firm of Arthur Andersen LLP from 1985 to 1992.


     TERRENCE E. KELLY has served as Vice President - Operations since February 2000 having served as Company Group Vice President since 1999. From 1997 to 1999, Mr. Kelly served as President of Baker Distributing Company, one of the Company's largest operating subsidiaries. Prior to joining the Company, Mr. Kelly was Senior Vice President of Dacor Appliances, Inc., a manufacturer of appliances.


     ANA M. MENENDEZ has served as Treasurer of the Company since 1998 and as Assistant Secretary since 1999. From 1997 to 1998, Ms. Menendez served as Chief Financial Officer and Secretary of Ezcony Interamerica, Inc., a publicly-held company. From 1995 to 1997, Ms. Menendez served as Chief Financial Officer of Diaco, Inc. From 1988 to 1995, Ms. Menendez was associated with the accounting firm of Arthur Andersen LLP.


     CESAR L. ALVAREZ has been a director of the Company since 1997. For more than five years, Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, P.A., where he has served as chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of Pediatrix Medical Group, Inc., Atlantis Plastics, Inc. and Texpack, N.V.


     DAVID B. FLEEMAN has been a director of the Company since 1977. Since 1956, Mr. Fleeman has served as the Managing Partner of Fleeman Builders, a Florida general partnership engaged primarily in real estate development.

     J. IRA HARRIS has been a director of the Company since 1998. Mr. Harris is Chairman of J. I. Harris & Associates, a financial advisory company and as Vice Chairman of the Pritzker Organization, also a financial advisory company. From 1988 to 1997, Mr. Harris served as a Senior Partner of Lazard Freres & Co, LLC. From 1969 to 1987, Mr. Harris served in various management capacities and as a Senior Executive Director of Salomon Brothers. Mr. Harris also serves as a director of Manpower, Inc., a publicly- held company.


     PAUL F. MANLEY has been a director of the Company since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation, a publicly-held manufacturer of electronic article surveillance systems. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.


     BOB L. MOSS has been a director of the Company since 1992. Since January 2000, Mr. Moss has served as Chairman of the Board and Chief Executive Officer of Centex Construction Group, the largest domestic general building contractor in the nation. From 1986 to December 1999, Mr. Moss served as Chairman of the Board and Chief Executive Officer of Centex-Rooney Construction Company, Inc., Florida's largest contracting organization.


     ROBERTO MOTTA has been a director of the Company since 1975. Mr. Motta has been engaged as a private investor in various business activities for more than five years.


     ALAN H. POTAMKIN has been a director of the Company since 1994. Mr. Potamkin serves as Chairman of the Board of Planet Automotive, an auto retailer. Since 1970, Mr. Potamkin has served as President of Potamkin Companies, one of the nation's largest automobile dealers. In addition, Mr. Potamkin has owned various media properties and owns Potamkin International, the Office Depot, Inc. franchisee for Eastern Europe.


     The Company's Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. Each division consists of one director to be elected by the holders of Common Stock and two directors to be elected by the holders of Class B Common Stock. The number of members comprising the Board of Directors presently is eight, three of whom are Common Stock directors and five of whom are Class B Common Stock directors. Messrs. Potamkin (Common Stock), Motta (Class B) and Harris (Class B) serve until the 2000 Annual Meeting of Shareholders and Messrs. Fleeman (Class B) and Moss (Class B) serve until the 2001 Annual Meeting of Shareholders. Messrs. Manley (Common Stock), Alvarez (Common Stock) and Nahmad (Class B) serve until the 2002 Annual Meeting of Shareholders. See "Election of Directors".


     There are no arrangements or understandings with respect to the selection of officers or directors. The Company pays each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburses directors for their expenses in connection with their activities as directors of the Company.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.


     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1999 except for the 1999 stock option grant made to each of the following directors and officers:
Messrs. Logan, Kelly, Fleeman, Manley, Moss and Motta and Ms. Menendez, which were filed month ended April 30, 2000.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During the fiscal year ended December 31, 1999, the Company's Board of Directors took certain actions by unanimous written consent and held six meetings. During 1999, other than Messrs. Manley, Motta, and Potamkin, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.


     The Board of Directors has established four standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Stock Option Committee and (4) the Nominating Committee.


     Messrs. Manley and Moss are members of the Audit Committee, which held two meetings during 1999. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board of Directors the appointment of the Company's independent auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.


     Messrs. Manley and Fleeman are members of the Compensation Committee, which held three meetings during 1999. The Compensation Committee reviews and determines the compensation of the Company's officers and administers the Company's employee stock purchase plan.


     Messrs. Moss and Alvarez are members of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans, and (b) construe and interpret the Company's stock option plans.


     Messrs. Nahmad and Potamkin are members of the Nominating Committee. The Nominating Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees.

                            EXECUTIVE COMPENSATION


     The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1999 fiscal year was $100,000 or more.



                          SUMMARY COMPENSATION TABLE



                                                  ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                   ------------------------------------------------- ----------------------------------------
                                                                         OTHER        RESTRICTED    NUMBER
NAME AND                    FISCAL                                       ANNUAL          STOCK     OF STOCK      ALL OTHER
PRINCIPAL POSITION           YEAR     SALARY          BONUS         COMPENSATION(1)    AWARDS(2)    OPTIONS   COMPENSATION(3)
-------------------------- ------- ----------- ------------------- ----------------- ------------ ---------- ----------------
Albert H. Nahmad             1999   $711,603      $  1,250,000(4)               --    $  258,750   200,000        $2,600
 President and Chief         1998    719,092           478,500                  --     1,265,625   375,000         2,400
 Executive Officer           1997    542,733         1,300,000                  --     2,550,000   300,000         2,250

Barry S. Logan               1999   $202,175      $    125,000                  --    $  272,500    50,000        $2,400
 Vice President-Finance      1998    124,099            80,000                  --       253,125    22,500         2,400
 and Secretary               1997     96,021            65,000                  --       545,625    15,000         2,250

Ana M. Menendez              1999   $109,438      $     22,000                  --    $   53,125    10,000        $  200
 Treasurer and Assistant     1998     16,500                --                  --            --    15,000            --
 Secretary

----------------
(1) The officers listed in this table receive certain personal benefits; however, such additional benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(2) Mr. Nahmad was awarded 18,000 shares of Class B Common Stock and Mr. Logan and Ms. Menendez were awarded 20,000 and 5,000 shares of Common Stock, respectively. Significant restriction periods apply to these awards of restricted stock. With regard to the grants made in 1999 to Messrs. Nahmad and Logan and Ms. Menendez, such restrictions, absent the individuals' death or disability or a change in control of the Company, lapse in 14 years, 24 years and 26 years, respectively. Individuals are entitled to voting rights and to receive dividends on restricted stock awards. At December 31, 1999, the aggregate value of all shares of restricted stock held by Messrs. Nahmad and Logan and Ms. Menendez was $2,733,750, $794,922 and $57,813, respectively.

(3) These amounts represent the Company's contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(4) Incentive compensation in 1999 represents earned incentive for performance in 1998 pursuant to an Incentive Plan approved by shareholders in 1996. Incentive compensation is based on certain criteria related to the Company's performance including increases in earnings per share and stock price appreciation and is paid annually during the year following the attainment and certification of the performance criteria.

                       OPTION GRANTS IN FISCAL YEAR 1999


     The following table sets forth certain information concerning grants of stock options made during 1999 to the Named Executive Officers. All options were granted at exercise prices equal to fair market value.



                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                          % OF TOTAL                                 ANNUAL RATES OF
                                            OPTIONS                             STOCK PRICE APPRECIATION
                             NUMBER OF    GRANTED TO     EXERCISE                  FOR OPTION TERM(2)
                              OPTIONS    EMPLOYEES IN   PRICE PER   EXPIRATION ---------------------------
NAME                        GRANTED(1)       1999         SHARE        DATE          5%           10%
-------------------------- ------------ -------------- ----------- ----------- ------------- -------------
Albert H. Nahmad .........   200,000          28.5%     $  13.88      2/19/09   $1,663,738    $4,292,948
Barry S. Logan ...........    50,000           7.1%        13.88      2/19/09      415,934     1,073,237
Ana M. Menendez ..........    10,000           1.4%        10.00      12/8/09       63,908       160,995

----------------
(1) Class B Common Stock as to Mssrs. Nahmad and Logan and Common Stock as to Ms. Menendez.

(2) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set forth by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the common stock.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


     The following table sets forth certain information concerning stock options exercised in 1999 and unexercised stock options held by the Company's executive officers as of December 31, 1999.



                                                                NUMBER OF                  VALUE OF UNEXERCISED
                               NUMBER                  UNEXERCISED OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                             OF SHARES                       FISCAL YEAR END                 FISCAL YEAR END
                            ACQUIRED ON    VALUE   ----------------------------------- ----------------------------
NAME                          EXERCISE    REALIZED  EXERCISABLE(1)   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
-------------------------- ------------- --------- ---------------- ------------------ ------------- --------------
Albert H. Nahmad .........          --         --     1,917,732          258,333        $9,045,527       $    --
Barry S. Logan ...........          --         --        92,792           75,333           392,977            --
Ana M. Menendez ..........          --         --         3,000           22,000                --        15,625

----------------
(1) Represents options as to 420,470 shares of Common Stock and 1,497,262 shares of Class B Common Stock for Mr. Nahmad, 76,125 shares of Common Stock and 16,667 of Class B Common Stock for Mr. Logan and Common Stock for Ms. Menendez.

(2) Represents options as to Class B Common Stock for Mr. Nahmad, 42,000 shares of Common Stock and 33,333 shares of Class B Common Stock for Mr. Logan and Common Stock for Ms. Menendez.


EMPLOYMENT AGREEMENT


     The Company renewed an employment agreement with Mr. Nahmad which expires January 31, 2002 and automatically renews for three-year terms unless the Compensation Committee shall have notified Mr. Nahmad to the contrary in writing prior to the expiration date. Under the terms of the employment agreement, Mr. Nahmad shall be employed as President and Chairman of the Board of the Company at an annual salary of not less than $630,000 and will be entitled to additional compensation pursuant to an Incentive Plan.

REVERSE SPLIT DOLLAR AGREEMENT


     Messrs. Nahmad and Logan participate in reverse split dollar insurance programs which provide the Company limited interests in the insurance policies, including death benefits aggregating approximately $6.8 million plus any prepaid and unearned premiums. Under the insurance program, Messrs. Nahmad and Logan retain all incidents of ownership in excess of the Company's limited interests.


KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT


     The Company entered into a Key Executive Deferred Compensation Agreement (the "Deferred Compensation Agreement") on January 31, 1983 with Mr. Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad's length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service, or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to the Company that will have been completed by him are $72,700 and 33 years, respectively.


                      COMMITTEES' REPORT TO SHAREHOLDERS


     The Company's executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.


     Base salary is used to attract and retain the Company's key executives and is calculated using comparisons with the Company's industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.


     Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. The Company's Chief Executive Officer has an annual incentive opportunity based upon the increase in the earnings per share and stock price or, in earlier years, the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer for more than eight years, the Company links a substantial portion of the Chief Executive Officer's annual pay directly to profits. As a result of this approach, the Company's Chief Executive Officer's total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company's competitors. This philosophy is essential to an entrepreneurial business such as the Company's business. Certain other executive officers and employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.


     In 1999, the Company's pre-tax earnings from continuing operations increased to $46.8 million, up 9% from $42.8 million in 1998. The execution of the Company's strategy, sustained profit growth from a combination of strong internal growth and acquisitions, has resulted in an earnings per share growth rate in excess of 40% for the period from 1990 to 1999 and has positioned the Company as the largest distributor of residential central air conditioning, heating and refrigeration equipment and related parts and supplies in the United States.


     These successful efforts of the Company's management team were led by the Company's President and Chief Executive Officer, Albert H. Nahmad. As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive and other forms of long-term compensation.


     In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad has received 61% of his aggregate cash compensation during the last three years from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of long-term shareholder value.


     In terms of long-term compensation, management incentives generally are provided to the Company's executives through annual grants of stock options and awards of restricted stock to retain and motivate executives to improve the Company's stock value. Stock options have been granted at an exercise price equal to the closing price of the Company's Common Stock or Class B Common Stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. In 1999, Mr. Nahmad received options to acquire 200,000 shares of the Company's Class B Common Stock at an exercise price equal to the then market value of $13.88 per share. The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.


     The Company provides certain executives awards of restricted stock that are designed to focus such executives on the long-term performance of the Company for the duration of their careers. Grants of restricted stock are subject to forfeiture until certain specified dates, death, disability or a change in control. These features result in the Company's ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. During 1999, there were 7 employees who were granted restricted stock. During 1999, Mr. Nahmad was granted 18,000 shares of restricted Class B Common Stock.


     Decisions with regard to compensation of the Company's executives are made by the two-member Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Decisions with regard to awards of restricted stock and stock options for all employees of the Company are made by the two-member Stock Option Committee, which is called upon to meet when the need arises. Each member of the Committees is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of long-term shareholder value.


     The above Committees' Report to Shareholders of the Compensation and Stock Option Committees and the Company's Common Stock Price Performance Graph which follows shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.


     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. In March 1996, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad. The terms of the employment agreement include a provision for an Incentive Plan for Mr. Nahmad, which was approved by the shareholders of the Company at the 1996 Annual Meeting. Such Incentive Plan is intended to comply with the provisions of Section 162(m).


                   COMPENSATION AND STOCK OPTION COMMITTEES


                         COMPENSATION COMMITTEE:
                         Paul F. Manley, Chairman
                         David B. Fleeman

                         STOCK OPTION COMMITTEE:
                         Bob L. Moss, Chairman
                         Cesar L. Alvarez

                         May 1, 2000

                  WATSCO, INC. COMMON STOCK PRICE PERFORMANCE


     The following graph compares the cumulative total shareholder return of Watsco, Inc. Common Stock and Class B Common Stock, based on their market prices and assuming reimbursement of dividends, with (i) the S & P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) a Peer Group Index.


     The Peer Group Index is comprised of the following publicly traded companies: Pameco Corporation, Hughes Supply, Inc., Noland Company and ACR Group, Inc. The Company believes that this information demonstrates that the compensation earned by its executive officers compares consistently with increased shareholder value.


                                                1/1/95     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
                                               --------   ----------   ----------   ----------   ----------   ---------
Watsco, Inc. Common Stock ..................      100          163          394          351          354          246
Watsco, Inc. Class B Common Stock ..........      100          160          384          338          341          240
Peer Group Index ...........................      100          130          198          236          199          144
S&P Small-Cap 600 Index ....................      100          130          158          198          203          229
AMEX Market Index ..........................      100          126          135          163          166          215

     The line graph assumes that $100 was invested on January 1, 1995 in the Company's Common Stock and Class B Common Stock, Peer Group Index, the S&P Small-Cap 600 Index and the AMEX Market Index.


     The closing price of the Company's Common Stock and Class B Common Stock was $11.5625 and $11.25, respectively, at December 31, 1999. As of the Record Date, the closing price of the Company's Common Stock and Class B Common Stock was $11.00 and $10.938 per share, respectively. The stock price performance of Watsco, Inc. Common Stock and Class B Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.



                             CERTAIN TRANSACTIONS


     Mr. Potamkin and the Company each have a 50% equity interest in A2 Jet Leasing LLC, ("A2 Jet Leasing") a company which performs aircraft leasing services to Mr. Potamkin and his affiliates, the Company and to unaffiliated third parties. During 1999, A2 Jet Leasing had total billings to Mr. Potamkin and his affiliates and the Company of $486,830 and $452,565, respectively, for services rendered.


     Mr. Cesar L. Alvarez, a director, is the Chief Executive Officer and Managing Shareholder of Greenberg Traurig, P.A., which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.

                                      II.

           PROPOSAL TO RATIFY AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


     In July 1996, the Board of Directors adopted, and in June 1997 the Company's Shareholders ratified, the 1996 Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee of the Board of Directors has adopted, and is submitting to the Shareholders for approval, an amendment to the Amended and Restated 1996 Qualified Employee Stock Purchase Plan. The Stock Purchase Plan has been restated and amended to increase the amount of shares of Common Stock of the Company reserved for issuance from 600,000 to 800,000 shares.


     A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by the full text of the Stock Purchase Plan, which is available from the Company upon request.


GENERAL TERMS AND CONDITIONS


     The purpose of the Stock Purchase Plan is to encourage stock ownership in the Company by employees of the Company and those subsidiaries of the Company designated by the Compensation Committee as eligible to participate, thereby enhancing employee interest in the continued success and progress of the Company.


     The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the participants. All employees (including officers, other than Mr. Nahmad) of the Company or of those subsidiaries designated by the Compensation Committee who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the purchase periods of the Stock Purchase Plan after completing 90 days of continuous employment. However, any participant who would own (as determined under the Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company will not be granted an option under the Stock Purchase Plan. As of the Record Date, the Company had approximately 3,200 eligible participants.


     The Stock Purchase Plan is administered by the Compensation Committee which is appointed by the Board of Directors and consists of persons who are Non-Employee Directors under Rule 16b-3 under the Exchange Act. The Stock Purchase Plan gives broad powers to the Compensation Committee to administer and interpret the Stock Purchase Plan.


     Purchase periods begin on January 1, April 1, July 1 and October 1 of each year. No later than 15 days before the commencement date of each purchase period, each participant must elect to have compensation withheld during the purchase period of a specific dollar amount of not less than $10 per payroll period for employees that are paid weekly, $20 for employees that are paid either bi-weekly or semi-monthly or a minimum $100 lump sum purchase. The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue payroll deductions for the remainder of a purchase period and withdraw his or her funds entirely. As of the first day of the purchase period, a participant is granted an option to purchase that number of shares determined by dividing the total amount to be withheld by the purchase price described below. Based on the amount of salary withheld and lump sum payments made at the end of the purchase period, shares will be purchased for the account of each participant within five business days of the termination date of such purchase period (the "Purchase Date"). In no event, however, may a participant receive an option for shares, which would cause the participant to own 5% or more of the total combined voting power of all classes of common stock of the Company. The purchase price to be paid by the participants will be the lower of the amount determined under Paragraphs A and B below:


   A. 85% of the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange as of the Commencement date of the purchase period; or


   B. 85% of the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange as of the Purchase Date.


     As required by tax law, no participant may receive an option under the Stock Purchase Plan for shares that have a fair market value in excess of $25,000 in one calendar year. No interest is paid by the Company on funds withheld and such funds are used by the Company for general operating purposes. In general, the shares of Common Stock purchased by a participant may not be sold, transferred or disposed of by the participant other than by will or laws of descent and distribution or to immediate family members or trusts established for their benefit, for a period of 12 months after the purchase date for such shares.


     The Compensation Committee may, from time to time, revise or amend the Stock Purchase Plan as the Compensation Committee may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Code; provided, that no such revision or amendment may, without prior approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, or (ii) to the extent otherwise required to comply with Rule 16b-3 of the Exchange Act or under Section 423 of the Code or other applicable law.


     The Board of Directors shall equitably adjust the number of shares remaining reserved for issuance, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.


FEDERAL INCOME TAX EFFECTS


     Shares purchased under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on Common Stock purchased under the Stock Purchase Plan would not be realized until the participant would sell the shares of Common Stock. If a participant disposes of shares two years or more after the date of the beginning of the purchase period when the shares were acquired, and more than one year after the shares are purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) 15% of the fair market value of the shares at the beginning of the purchase period(s). Additionally, the participant would recognize a long-term capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus any amount taxed as ordinary compensation income). If a participant disposes of shares within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus the amount taxed as ordinary compensation income). If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss. The Company would not receive an income tax deduction upon either the grant or exercise of the option by the participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the participant as a result of the disposition if the shares are disposed of by the participant within two years of the beginning of the purchase period when the shares were acquired or within one year after the shares are purchased.


     IMPORTANCE OF CONSULTING A TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the acquisition or disposition of Common Stock under the Stock Purchase Plan.


SHARES PURCHASED UNDER THE STOCK PURCHASE PLAN


     The following table sets forth certain information, as of Record Date regarding shares purchased under the Stock Purchase Plan by the persons and groups indicated:



                                                                             AGGREGATE         AGGREGATE
                                                                             NUMBER OF      PURCHASE PRICE
NAME OF INDIVIDUAL OR GROUP         POSITIONI                            SHARES PURCHASED   PAID TO COMPANY
----------------------------------- ----------------------------------- ------------------ ----------------
Albert H. Nahmad(1) ............... Chairman of the Board and
                                    President                                      --                 --
Barry S. Logan .................... Vice President--Finance and
                                    Secretary                                   4,187         $   56,054
Ana M. Menendez ................... Treasurer and Assistant Secretary              --                 --
All current Executive Officers
 (4 persons) ......................                                             4,187             56,054
All current directors who are not
 Executive Officers(1) ............                                                --                 --
All employees, other than Executive
 Officers (812 persons) ...........                                           459,443          5,931,411

----------------
(1) Not eligible to participate.

     The Compensation Committee believes that shares granted under the Stock Purchase Plan have been and will be awarded to all employees presently meeting the existing eligibility requirements, except no one plan participant may be granted an aggregate number of shares with a fair market value exceeding $25,000 in one calendar year, as determined at the beginning of each purchase period as defined under the Stock Purchase Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.



                                     III.

                                OTHER BUSINESS


     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.



                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS


     Shareholders interested in presenting a proposal for consideration at the Company's 2001 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by the Corporate Secretary no later than January 1, 2001. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to the Company no later than March 17, 2001, or such proposal will be considered untimely. If a shareholder proposal is received after March 17, 2001, we may vote in our discretion as to the proposal all of the shares for which the Company has received proxies for the 2001 annual meeting of the shareholders.


                                        By Order of the Board of Directors



                                        BARRY S. LOGAN, Secretary

                                        Coconut Grove, Florida
                                        May 1, 2000

                                  WATSCO, INC.


                      2000 ANNUAL MEETING OF SHAREHOLDERS


                              HYATT REGENCY HOTEL
                              50 ALHAMBRA CIRCLE
                          CORAL GABLES, FLORIDA 33134


                                 JUNE 5, 2000
                                   9:00 A.M.







                           - FOLD AND DETACH HERE -



                             PROXY FOR COMMON STOCK
         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WATSCO, INC.


     The undersigned hereby appoints ALBERT H. NAHMAD, BARRY S. LOGAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of WATSCO, INC. to be held on Monday, June 5, 2000, at 9:00 A.M., Eastern Daylight Time, in the Hyatt Regency Hotel, 50 Alhambra Circle, Coral Gables, Florida, 33134, and at any and all adjournments thereof, on the following matters:


(1) FOR [ ]  WITHHOLD VOTE [ ]  the election of Alan H. Potamkin as a Common
                                Stock Director to serve until the Annual
                                Meeting of Shareholders in 2003 or until his successor is duly elected and qualified;


(2) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the proposal to ratify an amendment to the Company's Amended and Restated
                                          1996 Qualified Employee Stock Purchase
                                          Plan; and


(3) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.


                               (SEE REVERSE SIDE)

                           - FOLD AND DETACH HERE -









                          (CONTINUED FROM OTHER SIDE)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


     The undersigned hereby acknowledges receipt of (i) the Company's 1999 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated May 1, 2000.


                                             Date:________________________, 2000

                                             ___________________________________

                                             ___________________________________
                                             Please sign exactly as your name
                                             appears hereon. If stock is
                                             registered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney,
                                             administrator, executor, guardian
                                             or trustee, please add your title
                                             as such. If executed by a
                                             corporation or partnership, the
                                             proxy should be signed in full
                                             corporate or partnership name by a
                                             duly authorized officer or partner
                                             as applicable.

                                  WATSCO, INC.


                      2000 ANNUAL MEETING OF SHAREHOLDERS


                              HYATT REGENCY HOTEL
                              50 ALHAMBRA CIRCLE
                          CORAL GABLES, FLORIDA 33134


                                 JUNE 5, 2000
                                   9:00 A.M.





                           - FOLD AND DETACH HERE -



                         PROXY FOR CLASS B COMMON STOCK
         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WATSCO, INC.


     The undersigned hereby appoints ALBERT H. NAHMAD, BARRY S. LOGAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of WATSCO, INC. to be held on Monday, June 5, 2000, at 9:00 A.M., Eastern Daylight Time, in the Hyatt Regency Hotel, 50 Alhambra Circle, Coral Gables, Florida, 33134, and at any and all adjournments thereof, on the following matters:


(1) FOR [ ]  WITHHOLD VOTE [ ]  the election of J. Ira Harris and Roberto Motta as Class B Directors to serve until the Annual Meeting of Shareholders in 2003 or until their successors are duly elected and qualified, except vote withheld from the following nominee (if any);


(2) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the proposal to ratify an amendment to the Company's Amended and Restated
                                          1996 Qualified Employee Stock Purchase
                                          Plan; and


(3) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.


                               (SEE REVERSE SIDE)

                           - FOLD AND DETACH HERE -









                          (CONTINUED FROM OTHER SIDE)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


     The undersigned hereby acknowledges receipt of (i) the Company's 1999 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated May 1, 2000.


                                             Date:________________________, 2000

                                             ___________________________________

                                             ___________________________________
                                             Please sign exactly as your name
                                             appears hereon. If stock is
                                             registered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney,
                                             administrator, executor, guardian
                                             or trustee, please add your title
                                             as such. If executed by a
                                             corporation or partnership, the
                                             proxy should be signed in full
                                             corporate or partnership name by a
                                             duly authorized officer or partner
                                             as applicable.